Exhibit 10.23

EMAK WORLDWIDE, INC.

FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Agreement”) is dated as of February 5, 2007 and entered into by and among EMAK WORLDWIDE, INC., a Delaware corporation (“EMAK”), EQUITY MARKETING, INC., a Delaware corporation (“EMI”), LOGISTIX MARKETING, INC. (f/k/a SCI PROMOTION, INC.), a Delaware corporation (“LMI”), LOGISTIX RETAIL, INC. (f/k/a POP ROCKET, INC.), a Delaware corporation (“LRI”), LOGISTIX, INC., a Delaware corporation (“Logistix”), UPSHOT, INC., a Delaware corporation (“Upshot”), EMAK WORLDWIDE SERVICE CORP., a Delaware corporation (“EMAK Worldwide”), CORINTHIAN MARKETING, INC., a Delaware corporation (“Corinthian”), JOHNSON GROSSFIELD, INC., a Delaware corporation (“Johnson”) and EQUITY MARKETING HONG KONG, LTD., a Delaware corporation (“Equity Marketing” and together with EMAK, EMI, LMI, LRI, Logistix, Upshot, EMAK Worldwide, Corinthian, Johnson and future Subsidiaries thereunder, collectively referred to as “Borrowers”, and individually as a “Borrower”), the financial institutions party to the Loan Agreement from time to time as lenders (collectively, “Lenders”), and BANK OF AMERICA, N.A., a national banking association (“Bank of America”), as agent for Lenders (“Agent”), and is made with reference to that certain Loan Agreement dated as of March 29, 2006, as amended by that certain First Amendment to Loan and Security Agreement dated as of May 10, 2006, that certain Second Amendment to Loan Security Agreement dated as of August 11, 2006 and that certain Third Amendment to Loan and Security Agreement dated as of November 21, 2006 (as so amended, the “Loan Agreement”), by and among Borrowers, Lenders and Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Loan Agreement.

RECITALS

WHEREAS, Borrowers and Lenders desire to amend the Loan Agreement as set forth below; and

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1.	AMENDMENTS TO LOAN AGREEMENT

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1.1	Amendments to Section 10.2.4: Restricted Payments

Section 10.2.4 of the Loan Agreement is hereby amended by (i) deleting the word “and” at the end of clause (b) thereof; (ii) deleting the period at the end of subsection (c) thereof and substituting in lieu thereof a semi-colon and the word “and” and (iii) adding the following provision as a new clause (d):

“(d)       so long as no Default or Event of Default has occurred and is continuing or would result therefrom (after giving pro forma effect thereto), Borrowers may make only once during any Fiscal Year (i.e., an aggregate of only once for all Borrowers and not once for each Borrower) a “roundtrip” cash payment to HK Subsidiaries in an aggregate amount not to exceed $3,000,000 in such Fiscal Year, which cash payment shall be promptly returned (and in any event no later than 7 Business Days after the date of such cash payment) to the applicable Borrower in the form of a cash dividend in the same amount.”

1.2	Amendments to Section 10.2.7: Loans

Section 10.2.7 of the Loan Agreement is hereby amended by deleting it in its entirety and replacing the following therefore:

“10.2.7     Loans. Make any loans or other advances of money to any Person, except (a) advances to an officer or employee for salary, travel expenses, commissions and similar items in the Ordinary Course of Business and in any event not exceeding $250,000 in the aggregate at any time; (b) prepaid expenses and extensions of trade credit made in the Ordinary Course of Business; (c) deposits with financial institutions permitted hereunder; (d) as long as no Default or Event of Default exists, intercompany loans by a Borrower to another Borrower so long as such intercompany loans meet the requirements described in Section 10.2.1(b) and (e) as long as no Default or Event of Default exists, intercompany loans, to the extent that they involve an advance of money, by a Borrower to any UK Subsidiary so long as (x) such intercompany loans are evidenced by promissory notes that are pledged to Agent pursuant to the terms of the Security Documents, (y) the aggregate amount of such intercompany loans shall not exceed $3,000,000 in any Fiscal Year, as such dollar amount is reduced from time to time by the amount of such intercompany loans made from time to time during such Fiscal Year (it being understood that repayment of any such

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intercompany loans shall not result in an increase in such reduced dollar amount) and (z) the aggregate amount of such intercompany loans outstanding at any time shall not exceed $3,000,000.”

Section 2.	CONDITIONS TO EFFECTIVENESS

Section 1 of this Agreement shall become effective only upon the satisfaction of the following conditions precedent (the date of satisfaction of such conditions being referred to as the “Fourth Amendment Effective Date”):

(A)         Borrowers shall have delivered to Lenders (or to Agent for Lenders) executed copies of this Agreement;

(B)         Borrowers shall have delivered to Lenders (or to Agent for Lenders), with respect to each Borrower, a Secretary’s Certificate, in form and substance reasonably satisfactory to Agent and dated the Fourth Amendment Effective Date, certifying that (1) the Organic Documents of each Borrower, as delivered to Agent on the Closing Date, are in full force and effect and have not been amended or modified in any respect since the Closing Date (except for the Organic Documents of each of LMI and LRI, which are in full force and effect and have not been amended or modified in any respect since the Second Amendment Effective Date), (2) the resolutions of the Board of Directors of each Borrower authorizing execution and delivery of this Agreement are true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this Agreement, and (3) to the title, name and signature of each Borrower authorized to sign this Agreement.

(C)               Agent shall have received all of Agent’s reasonable costs and expenses as described in Section 3.2 of the Loan Agreement incurred by Agent (including, without limitation, the reasonable fees and disbursements of O’Melveny & Myers LLP) in connection with this Amendment and the documents and transactions related hereto, and any fees separately agreed upon between Borrowers and Agent; and

(D)         All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Amendment or incidental thereto and all other related legal matters shall have been satisfactory to and approved by legal counsel for Agent.

Section 3.	BORROWERS’ REPRESENTATIONS AND WARRANTIES

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In order to induce Lenders to enter into this Agreement and thereby amend the Loan Agreement in the manner provided herein, each Borrower represents and warrants to each Lender that the following statements are true, correct and complete:

3.1          Corporate Power and Authority. Each Borrower has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its obligations under, the Loan Agreement as amended by this Agreement (as so amended, the “Amended Agreement”).

3.2          Authorization of Agreements. The execution and delivery of this Agreement and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of each of the Borrowers.

3.3          No Conflict. The execution and delivery by the Borrowers of this Agreement and the performance by Borrowers of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to the Borrowers, the Organic Documents of the Borrowers or any order, judgment or decree of any court or other agency of government binding on the Borrowers, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of the Borrowers, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of the Borrowers (other than Liens created under any of the Loan Documents in favor of Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person, whether under any Contractual Obligation of the Borrowers or otherwise.

3.4          Governmental Consents. The execution and delivery by the Borrowers of this Agreement and the performance by the Borrowers of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

3.5          Binding Obligation. This Agreement and the Amended Agreement are, together, the legal, valid and binding obligation of each of the Borrowers, enforceable against it in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles, and any instrument or agreement required hereunder or by the Amended Agreement, in each case, when executed and delivered, will be similarly valid, binding and enforceable.

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3.6          Incorporation of Representations and Warranties From Loan Agreement. The representations and warranties contained in Section 9 of the Loan Agreement are true, correct and complete in all material respects, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

3.7          Absence of Default. No event has occurred and is continuing or will result from the consummation of this Agreement that would constitute an Event of Default or a Default.

Section 4.	MISCELLANEOUS

4.1          Reference to and Effect on the Loan Agreement and the Other Loan Documents.

(A)         On and after the Fourth Amendment Effective Date, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Loan Agreement, and each reference in the other documents entered pursuant to the Loan Agreement to the “Loan Agreement”, “thereunder”, “thereof” or words of like import referring to the Loan Agreement shall mean and be a reference to the Amended Agreement.

(B)         Except as specifically amended by this Agreement, the Loan Agreement and the other documents entered pursuant to the Loan Agreement shall remain in full force and effect and are hereby ratified and confirmed.

(C)         The execution, delivery and performance of this Agreement shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agent or any Lender under the Loan Agreement or any of the other Loan Documents.

4.2          Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

4.3          California Law. This Agreement shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of California, without regard to conflicts of laws principles.

4.4          Counterparts; Effectiveness. This Agreement may be executed in any

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number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement (other than the provisions of Section 1 hereof, the effectiveness of which is governed by Section 2 hereof) shall become effective upon the execution of a counterpart hereof by the Borrowers and Lenders and receipt by the Borrowers and Agent of written or telephonic notification of such execution and authorization of delivery thereof.

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                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWERS:

EMAK WORLDWIDE, INC.

EQUITY MARKETING, INC.

LOGISTIX MARKETING, INC.

LOGISTIX RETAIL, INC.

LOGISTIX, INC.

UPSHOT, INC.

EMAK WORLDWIDE SERVICE CORP.

CORINTHIAN MARKETING, INC.

JOHNSON GROSSFIELD, INC.

EQUITY MARKETING HONG KONG, LTD.

By:	/s/ Michael Sanders
Title:	Vice President, Finance
Address:
6330 San Vicente Blvd.
Los Angeles, CA 90048

Attn: Michael Sanders
Telecopy: 323-932-4324

Fourth Amendment

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AGENT AND LENDERS:

BANK OF AMERICA, N.A.,
as Agent and Lender

By:	/s/ Blair K. Mertens
Title:	Vice President
Address:
BABC
55 South Lake Ave., 900
Pasadena, CA 91101
Attn: Blair K. Mertens
Telecopy: 626-584-4603

Fourth Amendment

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